EXHIBIT 10.1

SECOND AMENDMENT TO BINDING LETTER OF INTENT

THIS SECOND AMENDMENT TO BINDING LETTER OF INTENT (this "Second Amendment") is made by and between Vortex Blockchain Technologies Inc. (formerly UA Granite Corporation), a Nevada corporation (the "Company"), and Vortex Network, LLC, an Iowa limited liability company ("Vortex"), effective as of September 25, 2018.
WHEREAS, the Company and Vortex previously entered into that certain Binding Letter of Intent, dated as of March 7, 2018 (the "LOI"), and that certain First Amendment to Binding Letter of Intent, dated as of March 30, 2018 (the "First Amendment"); and
WHEREAS, the Company and Vortex desire to further amend the LOI to (i) extend the effective term of the LOI, (ii) remove the Company's obligation to make a second advance in the amount of $750,000 to Vortex, (iii) remove the Company's future financing obligations, and (iv) make certain other changes, as set forth herein.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
1.  Integration.  The foregoing recitals are true and correct and are incorporated herein in their entirety.  This Second Amendment shall be deemed a part of, but shall take precedence over and supersede any provisions to the contrary contained in the LOI, as amended by the First Amendment.
2.	LOI Advance. Paragraph 1 of the LOI is hereby amended and restated in its entirety to read as follows:
"1. This LOI constitutes a binding agreement with regard to the various matters set forth herein and shall become effective on execution of this LOI. The Company understands that time is of the essence with respect to an advance in the amount of USD $750,000 and hereby agrees to provide such advance of USD $750,000, in immediately available funds, within thirty (30) days of the execution of this LOI (the "LOI Advance"). The LOI Advance will be subject to the terms and conditions of a Secured Promissory Note and Security Agreement in the Form of Exhibit A attached hereto."

In connection with the foregoing amendment and restatement of Paragraph 1 of the LOI, which has the effect of removing the Company's obligation to deliver a second advance in the amount of $750,000 to Vortex, (i) the references to the "LOI Advances" in Paragraphs 3 and 6 of the LOI are hereby amended to reflect references to the "LOI Advance," (ii) the references to the "Secured Promissory Notes" and the "Security Agreements" in Paragraph 3 of the LOI are hereby amended to reflect references to the "Secured Promissory Note" and the "Security Agreement," respectively, and (iii) the reference to the "Advance" in Paragraph 12 of the LOI is hereby amended to reflect a reference to the "LOI Advance."

3.	Definitive Agreement. Paragraph 2 of the LOI is hereby amended and restated in its entirety to read as follows:
"2. The Company and Vortex agree that they will enter into a mutually agreed upon definitive agreement containing substantially the same terms and provisions as set forth in Paragraphs 3-14 of this LOI on or before October 31, 2018 (the "Definitive Agreement")."
4.	Financing Obligations. The second paragraph in Paragraph 6 of the LOI is hereby deleted in its entirety, and Paragraph 6 of the LOI is hereby amended and restated in its entirety to read as follows:
"6. In consideration for the proposed transactions, the Company shall, upon completion of the Closing, issue 65,000,000 shares of common stock of the Company to the currently existing members of Vortex (the "Vortex Members"). Within sixty (60) days of the execution of this LOI, the Company commits to offer and sell up to 2,500,000 shares of its common stock at a price of $1.00 per share (or such price as calculated on a pre-stock split basis) and warrants to purchase up to 2,500,000 shares of its common stock (the "Financing") in part to satisfy the amount payable under the LOI Advance. The warrants will be issued in two series, Series A and B, each series exercisable for a period of twelve (12) months (subject to acceleration in certain circumstances) at a price of $1.25 per share (as adjusted for stock splits and dividends) for Series A and at a price of $1.50 per share for Series B, provided, however, the Company has call options to exercise each series of warrants for cash if the volume weighted average price ("VWAP") of the Company's common stock is above $1.25 per share or above $1.50 per share (as adjusted for stock splits and dividends), according to each Series' exercise prices, respectively, over a consecutive five (5) trading day period. If the Company exercises either call option, the Company shall issue to the holder(s) of such warrant, a new twelve month warrant to purchase up to the equivalent number shares of its common stock for the respective Series A or Series B warrant, with an exercise price for the respective Series equal to the greater of: (a) 90% of the VWAP of the Company's common stock for the 5 trading days preceding such call option exercise; or (b) the same exercise prices as the respective original Series A or B warrants. The Company shall be obligated to file a registration statement on Form S-1 with the Securities Exchange Commission to register all of such shares and warrants underlying the Financing no later than ninety (90) days following the Closing. If the registration statement is not declared effective by the Securities Exchange Commission within six (6) months of the filing date, then the warrants shall be exerciseable on a cashless basis.

In connection with the foregoing amendment and restatement of Paragraph 6 of the LOI, which has the effect of removing the Company's obligation to conduct a second financing on a best efforts basis following the Closing, (i) the references to "the Financings" in Paragraphs 4, 7 and 11 of the LOI are hereby amended to reflect references to "the Financing," (ii) the reference to "87,500,000 shares of common stock" in Paragraph 7 of the LOI is hereby amended to reflect "77,500,000 shares of common stock," and (iii) the references to "the First Financing" in Paragraphs 9 and 12 of the LOI are hereby amended to reflect references to "the Financing."
5.
Capitalization Table.  Exhibit B to the LOI, which sets forth the capitalization of the Company as of the Closing, after giving effect to the Exchange and the Financing, is hereby amended and restated in its entirety to read as set forth on Schedule A attached hereto.

6.	Termination of LOI. Paragraph 22 of the LOI is hereby amended and restated in its entirety to read as follows:
"22. This LOI may be terminated prior to entering into the Definitive Agreement (i) by mutual written agreement of the parties, (ii) by either party if the Definitive Agreement has not been entered into by October 31, 2018 through no fault of the terminating party, or (iii) by either party in the event of a material breach of this LOI by the other party.  Except for any monies advanced or loaned under this LOI, neither party shall be entitled to any compensation or damages on any ground whatsoever which may be due to or arising from any termination of this LOI."
7.
Effect of Amendment.  Except as specifically modified by this Second Amendment, all the terms and provisions set forth in the LOI, as amended by the First Amendment, which are not in conflict with the terms of this Second Amendment shall remain unchanged and in full force and effect.

8.
Governing Law.  This Second Amendment shall be governed by and construed in accordance with the laws of State of Nevada, without regard to principles of conflict of laws that would cause the laws of any other jurisdiction to apply.

9.	Counterparts. This Second Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same instrument.
[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have caused this Second Amendment to Binding Letter of Intent to be executed as of the 25th day of September, 2018.

Vortex Blockchain Technologies Inc.
(formerly UA Granite Corporation)

By:  /s/ Angel Luis Reynoso Vasquez
Name:  Angel Luis Reynoso Vasquez
Title:  President

Vortex Network, LLC

By:  /s/ Craig Bergman
Name:  Craig Bergman
Title:  Managing Member

SCHEDULE A

EXHIBIT B
CAPITALIZATION TABLE
		Shares at Closing	Percentage	Shares after Closing and Financing	Percentage
Current (Company) Shareholders		10,000,000	13.33%	10,000,000	12.90%

Vortex Members		65,000,000	86.67%	65,000,000	83.87%

New Investors under Financing				2,500,000	3.23%

Total		75,000,000	100.00%	77,500,000	100.00%

Warrant Holder	Price
Financing Warrants	$1.00			2,500,000

Fully Diluted Number		75,000,000		80,000,000

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